UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On March 17, 2017, IFMI, LLC (“IFMI”), a Delaware limited liability company and a majority owned subsidiary of Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), entered into a letter agreement (the “Agreement”) with Sandler O’Neill & Partners, L.P. (“Agent”). Subject to the terms and conditions of the Agreement, Agent has agreed to use its commercially reasonable efforts to purchase, on IFMI’s behalf, up to $2 million of the shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), on any day that the NYSE MKT is open for business. The Agreement will end no later than March 17, 2018. Pursuant to the Agreement, purchases of Common Stock may be made in public and private transactions and must comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Agreement is designed to comply with Rule 10(b)5-1 under the Exchange Act.

The Agreement was entered into in connection with the Company’s existing repurchase plan, as previously disclosed in the Company’s periodic reports from time to time, which permits the Company to repurchase shares of Common Stock from time to time in open market purchases or privately negotiated transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: March 17, 2017	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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